                                  EXHIBIT 99.25

EQUITY ONE MORTGAGE 04-5 - TIAA BREAKEVEN RUNS, CLASS AF-3, AF-4 AND AF-5.

Settle                              11/24/2004
First Payment                       12/25/2004

                                                   AF-3               AF-4               AF-5
------------------------------------   ----------------   ----------------   ----------------
Yield
                                 WAL               1.66               3.57               5.40
                 Principal Writedown               0.02%              0.01%              0.02%
 Total Collat Loss (Collat Maturity)              46.86%             34.38%             26.69%

                           LIBOR_1MO      2.07000 . . .      2.07000 . . .      2.07000 . . .
                           LIBOR_6MO      2.44300 . . .      2.44300 . . .      2.44300 . . .
                              Prepay   100 PricingSpeed   100 PricingSpeed   100 PricingSpeed
                          No Prepays

                             Default         96.410 CDR         41.461 CDR         24.654 CDR
                       Loss Severity                 50%                50%                50%
                   Servicer Advances                100%               100%               100%
                     Liquidation Lag                 12                 12                 12
                            Triggers               FAIL               FAIL               FAIL
                 Optional Redemption            Call (N)           Call (N)           Call (N)